As filed with the Securities and Exchange Commission on October 31, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Xcel Energy Inc.

(Exact name of registrant as specified in its charter)

Minnesota

(State or other jurisdiction of incorporation or organization)

41-0448030

(I.R.S. Employer Identification Number)

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ryan Long

Interim General Counsel

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Bradley C. Brasser

Jones Day

90 South Seventh Street, Suite 4950

Minneapolis, Minnesota 55402

(612) 217-8800

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

PROSPECTUS

XCEL ENERGY INC.

COMMON STOCK

Xcel Energy Inc., a Minnesota corporation (the “Company”), may offer and sell from time to time, in one or more offerings, shares of the Company’s common stock, par value $2.50 per share (the “common stock”). We may offer and sell shares of common stock to or through one or more underwriters, dealers and/or agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes the general terms of the common stock and the manner in which the common stock may be offered. The specific terms of any offering of common stock will be described in a supplement to this prospectus. This prospectus may not be used to sell common stock unless accompanied by a prospectus supplement.

Our common stock trades on the Nasdaq Stock Market LLC under the symbol “XEL.”

Investing in our common stock involves risks. See “Risk Factors” beginning on page 1 of this prospectus and in our periodic reports and other information we file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2023

ABOUT THIS PROSPECTUS

This document is called a “prospectus” and it provides you with a description of the general terms of the common stock and the manner in which the common stock may be offered. Each time we sell common stock under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to that offering. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in the prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular offerings. Any free writing prospectus should also be read in connection with this prospectus and with the prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires.

This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. By using this process, we may, from time to time, sell the common stock in one or more offerings. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we filed with the SEC. You should read the registration statement and the related exhibits and schedules for more information about us and our securities. The registration statement and the related exhibits and schedules can be read at the SEC’s website at www.sec.gov.

The distribution of this prospectus and the applicable prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus and the applicable prospectus supplement come should inform themselves about and observe any such restrictions. This prospectus and the applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offering or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

This prospectus, the applicable prospectus supplement and any free writing prospectus that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in this prospectus and applicable prospectus supplement. We are not making an offer of common stock in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

Unless otherwise specified or unless the context requires otherwise, all references in this prospectus to “Xcel Energy,” “we,” “us,” “our,” and “the Company,” or similar terms, refer to Xcel Energy Inc.

i

WHERE YOU CAN FIND MORE INFORMATION

Our website address is www.xcelenergy.com. We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Information on, or accessible through, the SEC’s website or our website is not part of this prospectus and is not incorporated by reference herein.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), from the date of the prospectus until we sell all of the common stock that may be offered by this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules).

•	Our Annual Report on Form 10-K for the year ended December 31, 2022.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023.

•

Our Current Reports on Form 8-K filed on February  8, 2023, April  4, 2023, May  5, 2023, May  19, 2023, May  26, 2023, May  26, 2023, June  5, 2023, June  21, 2023, August  3, 2023, August  15, 2023, August  17, 2023, August  23, 2023, September  1, 2023, September  18, 2023, and October 2, 2023.

•

The description of our common stock contained in our Form 8-K filed with the SEC on March  13, 2002, as updated by the description of our common stock contained in Exhibit 4.01 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any subsequently filed amendments and reports updating such description.

We will provide, without charge, to each person, including any beneficial owner of our common stock to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents referred to above that have been incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request these documents from:

Attn: Corporate Secretary

Xcel Energy Inc.

414 Nicollet Mall

Minneapolis, Minnesota 55401

(612) 330-5500

ii

OUR COMPANY

We are a public utility holding company with four utility subsidiaries: (i) Northern States Power Company, a Minnesota corporation, which provides electric utility service to approximately 1.5 million customers in Minnesota, North Dakota and South Dakota and natural gas utility service to approximately 0.5 million customers in Minnesota and North Dakota; (ii) Northern States Power Company, a Wisconsin corporation, which provides electric utility service to approximately 0.3 million customers and natural gas utility service to approximately 0.1 million customers in Wisconsin and Michigan; (iii) Public Service Company of Colorado, a Colorado corporation, which provides electric utility service to approximately 1.6 million customers and natural gas utility service to approximately 1.5 million customers in Colorado; and (iv) Southwestern Public Service Company, a New Mexico corporation, which provides electric utility service to approximately 0.4 million customers in Texas and New Mexico.

We were incorporated in 1909 under the laws of Minnesota. Our principal executive offices are located at 414 Nicollet Mall, Minneapolis, Minnesota 55401, and our telephone number at that location is (612) 330-5500.

RISK FACTORS

Investing in our common stock involves certain risks. You are urged to carefully read and consider the risk factors relating to an investment in our common stock described in our annual, quarterly and current reports filed with the SEC under the Exchange Act, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks, as well as any other information that we include or incorporate by reference in this prospectus or any prospectus supplement. The prospectus supplement applicable to an offering of our common stock may contain a discussion of additional risks applicable to an investment in our common stock.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to add the net proceeds from the sale of the common stock described in this prospectus to our general funds and use those proceeds for general corporate purposes, which may include the funding of our operating units and subsidiaries, the repayment of indebtedness, working capital, capital expenditures and acquisitions. The specific allocation of the proceeds of an offering of our common stock will be described in the prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following summary description sets forth some of the general terms and provisions of the common stock. This summary is not complete. For a more detailed description of the common stock, you should refer to the provisions of our Amended and Restated Articles of Incorporation (“Articles”) and Bylaws, as amended and restated (“Bylaws”). The Articles and the Bylaws have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you.

General

Our capital stock consists of two classes: common stock, par value $2.50 per share (1,000,000,000 shares currently authorized of which 551,816,319 shares were outstanding as of October 26, 2023); and preferred stock, par value $100.00 per share (7,000,000 shares authorized, of which no shares were outstanding as of October 26, 2023).

Dividend Rights

Before we can pay any dividends on our common stock, the holders of our preferred stock, if any, are entitled to receive dividends at the respective rates provided for in the terms of the shares of any outstanding series.

Because we are a holding company and conduct all of our operations through our subsidiaries, our cash flow and ability to pay dividends is dependent on the earnings and cash flows of our subsidiaries and the distribution or other payment of those earnings to us in the form of dividends, or in the form of repayments of loans or advances to us. Some of our subsidiaries may have restrictions on their ability to pay dividends including covenants under their borrowing arrangements and mortgage indentures, and possibly also restrictions imposed by their regulators and by statute. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations—Common Stock Dividends” and Notes to Consolidated Financial Statements in our most recent Annual Report on Form 10-K for a discussion of factors affecting our payment of dividends including limitations imposed by statute.

Voting Rights

The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our shareholders. Cumulative voting in the election of directors is not permitted.

Preferred Stock

Our board of directors is authorized, to the fullest extent permitted by law, to establish out of our authorized capital stock up to 7,000,000 shares of preferred stock, which may be issued in one or more classes or series, having such dividend rights and times of payment, redemption prices, liquidation prices or preferences as to assets in voluntary liquidation, and other relative rights and preferences as our board of directors shall determine. As of October 26, 2023, no shares of preferred stock were outstanding. The terms of any preferred stock issued by the Company could have the effect of delaying or preventing a change in control without further action by our shareholders. The issuance of shares of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock.

Change of Control

Our Bylaws and the Minnesota Business Corporation Act, as amended (the “MBCA”), contain provisions that could discourage, delay, prevent or make more difficult a change of control of our company. including, but not limited to, those summarized below.

Bylaw Provisions. Under our Bylaws, our shareholders must provide us advance notice of the introduction by them of director nominations or other business at annual meetings of our shareholders. For a shareholder to properly bring a director nomination or other business before an annual meeting, the shareholder must give timely notice in writing to the Company’s Secretary. To be timely, a shareholder’s notice must be delivered to the Secretary, or mailed and received at the principal executive office of the Company, not less than 90 days before the first anniversary date of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or 60 days after such anniversary date, the notice must be so delivered or so mailed and received not less than 90 days before the annual meeting or, if later, within ten days after the first public announcement of the date of the annual meeting. The required notice from a shareholder must contain a description of the nominee or the other business being introduced, the reasons for introducing such business, the name and address of each shareholder supporting the nomination or proposal and such other information as required under our Bylaws and the federal proxy rules.

A shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years can nominate and include in the Company’s proxy materials director-nominees constituting up to two individuals or 20% of the board (whichever is greater), provided that the shareholder(s) and the director-nominee(s) satisfy the requirements specified in the Bylaws. To be timely, the proposal must be delivered to our Corporate Secretary, or mailed and received at our principal executive office, not less than 120 days and not more than 150 days prior to the first anniversary of the date that the Company distributed its proxy statement to shareholders for the previous year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, the Notice of Proxy Access Nomination shall be timely if so delivered or so mailed and received not less than 90 days before the annual meeting or, if later, within ten days after the first public announcement of the date of the annual meeting. The required notice from such a shareholder must contain such information as required under our Bylaws and the federal proxy rules.

Except to the extent otherwise required by law, the adjournment of an annual meeting of shareholders will not commence a new time period for the giving of a shareholder’s notice as required above.

MBCA. Section 302A.433 of the MBCA provides that special meetings of the Company’s shareholders may be called by the chair of our board of directors, chief executive officer, chief financial officer, two or more directors, or shareholders holding 10% or more of the voting power of all shares entitled to vote, except that a special meeting called by shareholders for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of our board of directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. Section 302A.441 of the MBCA also provides that action may be taken by shareholders without a meeting only by unanimous written consent.

Section 302A.671 of the MBCA applies to potential acquirers of 20% or more of our voting shares (a “control share acquisition”). Section 302A.671 provides in substance that shares acquired by such acquirer will not have any voting rights unless the voting rights are approved by (i) a majority of the voting power of all of our shares entitled to vote including all shares held by the acquirer and (ii) a majority of the voting power of all of our shares entitled to vote excluding all interested shares. However, under the MBCA, an acquisition that is pursuant to a tender offer or exchange offer for all of our voting shares that (i) results in the acquirer becoming the owner of at least a majority of our outstanding voting shares, and (ii) has been approved by a committee of disinterested directors, is excluded from the definition of “control share acquisition.”

In general, shares acquired in the absence of such approval are denied voting rights and are redeemable at their then fair market value by the Company within 30 days after the acquiring person has failed to give a timely information statement to the Company or the date the shareholders voted not to grant voting rights to the acquiring person’s shares.

Section 302A.673 of the MBCA generally prohibits public Minnesota corporations, including us, from engaging in any business combination with a person or entity owning, directly or indirectly, 10% or more of our voting shares for a period of four years after the date of the transaction in which such person or entity became a 10% shareholder unless the business combination or the acquisition resulting in 10% ownership was approved by a committee of disinterested directors prior to the date such person or entity became a 10% shareholder.

Section 302A.675 of the MBCA provides in substance that a person or entity making a takeover offer for us is prohibited from acquiring any additional shares of our company within two years following the last purchase of shares pursuant to the offer with respect to that class unless (i) the acquisition is approved by a committee of disinterested directors before the purchase of any shares by the offeror pursuant to the offer or (ii) our shareholders are afforded, at the time of the acquisition, a reasonable opportunity to dispose of their shares to the offeror upon substantially equivalent terms as those provided in the earlier takeover offer.

Liquidation Rights

If we were to liquidate, subject to the terms of any outstanding series of preferred stock, the holders of our common stock are entitled to receive pro rata our assets legally available for distribution to shareholders.

Preemptive and Subscription Rights

No holder of our capital stock has the preemptive right to purchase or subscribe for any additional shares of our capital stock.

Concerning the Transfer Agent

Our common stock is listed on the Nasdaq Stock Market LLC. EQ Shareowner Services is the Transfer Agent and Registrar for the common stock.

PLAN OF DISTRIBUTION

We may sell the common stock (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL OPINIONS

Unless otherwise indicated in the applicable prospectus supplement, legal opinions relating to the validity of the common stock being offered by this prospectus will be rendered by our counsel, Amy L. Schneider, Minneapolis, Minnesota. Unless otherwise indicated in the applicable prospectus supplement, certain other legal matters will be passed upon for us by Jones Day, Minneapolis, Minnesota. Unless otherwise indicated in the applicable supplement, certain legal matters will be passed upon for the underwriters, dealers or agents named in the prospectus supplement by Hunton Andrews Kurth LLP, New York, New York. Amy L. Schneider is our Vice President, Corporate Secretary and Securities and is the beneficial owner of less than 1% of our common stock.

EXPERTS

The financial statements of Xcel Energy Inc. incorporated by reference in this prospectus, and the effectiveness of Xcel Energy Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, all of which will be paid by the registrant, in connection with the distribution of the securities being registered. All amounts are estimated, except the SEC registration fee:

Securities and Exchange Commission Registration Fee	$	*
Blue Sky Fees		**
Accountants’ Fees and Expenses		**
Counsel’s Fees and Expenses		**
Printing Costs		**
Listing Fees		**
Miscellaneous		**
Total	$	**

*	Deferred in accordance with Rules 456(b) and 457(r) under the Securities Act.
**

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the registrants anticipate they will incur in connection with the offering of securities under the registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Business Corporation Act (the “MBCA”) requires indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the registrant’s Amended and Restated Articles of Incorporation, the registrant’s Bylaws, as amended and restated, contain provisions for indemnification of its directors and officers consistent with the provisions of Section 302A.521 of the MBCA.

The registrant has obtained insurance policies indemnifying it and its directors and officers against certain civil liabilities and related expenses.

Item 16. Exhibits.

Exhibit No.	Description
*1(a)(1)	Form of Underwriting Agreement relating to common stock (Exhibit 1.02 to Registration Statement on Form S-3 dated August 24, 2012 (File No. 333-183536)).

*3(a)(1)	Amended and Restated Articles of Incorporation of Xcel Energy Inc. (Exhibit 3.01 to Form 8-K dated May 16, 2012 (File No. 001-03034)).

*3(a)(2)	Bylaws of Xcel Energy Inc., as amended and restated on August 23, 2023 (Exhibit 3.02 to Form 8-K dated August 23, 2023 (File No. 001-03034)).

5(a)	Opinion of Amy L. Schneider as to the legality of the securities.

23(a)(1)	Consent of Amy L. Schneider (included in Exhibit 5(a)).

23(a)(2)	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

24(a)	Power of Attorney.

107.1	Filing Fee Table.

*	Indicates incorporation by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota, on October 31, 2023.

XCEL ENERGY INC.

By:	/s/ Brian J. Van Abel
Brian J. Van Abel
Executive Vice President, Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert C. Frenzel Robert C. Frenzel	Chairman, President, Chief Executive Officer, and Director (Principal Executive Officer)	October 31, 2023

/s/ Brian J. Van Abel Brian J. Van Abel	Executive Vice President, Chief Financial Officer (Principal Accounting and Financial Officer)	October 31, 2023

* Megan Burkhart	Director	October 31, 2023

* Lynn Casey	Director	October 31, 2023

* Netha Johnson	Director	October 31, 2023

* Patricia Kampling	Director	October 31, 2023

* George Kehl	Director	October 31, 2023

* Richard O’Brien	Director	October 31, 2023

* Charles Pardee	Director	October 31, 2023

Signature	Title	Date

* Christopher Policinski	Director	October 31, 2023

* James Prokopanko	Director	October 31, 2023

* Tim Welsh	Director	October 31, 2023

* Kim Williams	Director	October 31, 2023

* Daniel Yohannes	Director	October 31, 2023

*By:	/s/ Brian J. Van Abel
Brian J. Van Abel (Attorney-in-Fact)

October 31, 2023